Exhibit 10.5

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This amendment to Executive Employment Agreement is executed this date November 10, 2009 by and between Gen2Media Corporation (“Company”) and Thomas Moreland (“Employee”).

1.	This agreement amends the Executive Employment Agreement between the parties dated September 22, 2008 as amended March 20, 2009(“Agreement”).

2.
The Agreement is hereby amended to provide for additional incentive based compensation related to restricted stock and stock options based on Mr. Moreland’s performance and appointment to the roles of Secretary and Treasurer of the Company.

3.
The Company hereby grants Mr. Moreland 500,000 restricted shares.  Additionally, the Company hereby awards 1,000,000 stock options at a strike price of $0.30, that vest over the remaining life of contract.  Such shares and Options shall remain restricted for a period of two years from the date of this amendment.

4.	This amendment shall also extend Mr. Moreland’s contract through December 31, 2012.

5.	Other than specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

Gen2Media Corporation:                                                                           Employee:

_________________________                                                      __________________________

Mark Argenti, Chairman and CEO	Thomas Moreland, Chief Financial Officer